UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
January 22, 2016
Date of Report
(Date of earliest event reported)

BLUCORA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10900 NE 8th Street, Suite 800
Bellevue, Washington 98004
(Address of principal executive offices)
(425) 201-6100
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 14, 2015, Blucora, Inc. (the "Company") announced the acquisition of HD Vest Financial Services®, which closed on December 31, 2015. As part of that announcement, the Company also stated its plans to divest the InfoSpace, LLC and Monoprice, Inc. businesses, in order to focus more strategically on the technology-enabled financial solutions market (the "Strategic Transformation").
In connection with the Strategic Transformation, on January 22, 2016, the Company entered into amendments to its employment agreements with each of Eric M. Emans, Mark A. Finkelstein, Bernard W. Luthi and Peter M. Mansour (each an "Amendment" and together, the "Amendments"). The material terms of the Amendments are as follows:
Eric M. Emans. Mr. Emans' Amended and Restated Employment Agreement dated January 6, 2015 was amended to provide that, in the event of a relocation of Mr. Emans' position or the termination of Mr. Emans' employment in connection with the Strategic Transformation, Mr. Emans will be entitled to the payment of certain severance benefits, accelerated vesting of outstanding equity awards and the extension of the exercise period for all outstanding equity awards.
Mark A. Finkelstein. Mr. Finkelstein’s Employment Agreement dated September 30, 2014 was amended to provide that, in the event of a relocation of Mr. Finkelstein's employment in connection with the Strategic Transformation, Mr. Finkelstein will be entitled to the payment of certain severance benefits, accelerated vesting of outstanding equity awards and the extension of the exercise period for all outstanding equity awards.
Bernard W. Luthi. Mr. Luthi’s Employment Agreement dated September 10, 2015 was amended to provide that, in the event of a termination without cause or a constructive termination (as those terms are defined in Mr. Luthi’s Employment Agreement), Mr. Luthi will be entitled to the payment of his target bonus as part of his severance payment.

Peter M. Mansour. Mr. Mansour’s Employment Agreement dated October 6, 2014 was amended to provide that, in the event of a termination without cause or a constructive termination (as those terms are defined in Mr. Mansour's Employment Agreement), Mr. Mansour will be entitled to the payment of his target bonus as part of his severance payment, and in the event of the sale of the Company's InfoSpace, LLC business, Mr. Mansour will be entitled to the payment of certain sale bonuses.

The above descriptions are only a summary of the material terms of the Amendments, do not purport to be a complete description of the Amendments, and are qualified in their entirety by reference to the Amendment for Mr. Emans a copy of which is filed as Exhibit 10.1, the Amendment for Mr. Finkelstein a copy of which is filed as Exhibit 10.2, the Amendment for Mr. Luthi a copy of which is filed as Exhibit 10.3, and the Amendment for Mr. Mansour a copy of which is filed as Exhibit10.4, each of which Amendment is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

10.1    Amendment No. 1 to Amended and Restated Employment Agreement by and between Blucora, Inc. and Eric M. Emans dated January 22, 2016.

10.2    Amendment No. 1 to Employment Agreement by and between Blucora, Inc. and Mark A. Finkelstein dated January 22, 2016.

10.3    Amendment No. 1 to Employment Agreement by and between Blucora, Inc. and InfoSpace LLC and Peter Mansour dated January 22, 2016.

10.4     Amendment No. 1 to Employment Agreement by and between Blucora, Inc. and Monoprice, Inc. and Bernard Luthi dated January 22, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 22, 2016

BLUCORA, INC.

By: /s/ Mark Finkelstein
Mark Finkelstein
Chief Legal & Administrative Officer and Secretary